Exhibit 99.01
Cadence Reports First Quarter 2025 Financial Results
Exceeded Q1 Guidance for All Key Metrics
Q1 Revenue Up 23% & Non-GAAP EPS Up 34% YoY
Raising 2025 Revenue and EPS Outlook

SAN JOSE, Calif. — April 28, 2025 — Cadence (Nasdaq: CDNS) today announced results for the first quarter of 2025.
First Quarter 2025 Financial Results
•Revenue of $1.242 billion, compared to revenue of $1.009 billion in Q1 2024
•GAAP operating margin of 29.1%, compared to 24.8% in Q1 2024
•Non-GAAP operating margin of 41.7%, compared to 37.8% in Q1 2024
•GAAP diluted net income per share of $1.00, compared to $0.91 in Q1 2024
•Non-GAAP diluted net income per share of $1.57, compared to $1.17 in Q1 2024
•Quarter-end backlog was $6.4 billion and current remaining performance obligations ("cRPO"), contract revenue expected to be recognized as revenue in the next 12 months, was $3.2 billion

“Cadence delivered excellent results for the first quarter of 2025 with robust ongoing customer demand for our innovative technologies driving 23% revenue growth and 34% non-GAAP EPS growth year-over-year,” said Anirudh Devgan, president and chief executive officer. “We haven't seen any change in customers' behavior at this time, as they continue investing in R&D for their next-gen designs. Our resilient software business model, strong backlog, and AI-driven product innovations, position us well in navigating today's dynamic macro environment.”

“Q1 was a strong quarter for Cadence, driven by broad-based strength across all our businesses,” said John Wall, senior vice president and chief financial officer. “I am pleased that we exceeded all key financial metrics for the quarter, and we are tracking ahead of our original forecast for 2025, allowing us to raise our full year outlook.”

CFO Commentary
Commentary on the first quarter of 2025 financial results by John Wall, senior vice president and chief financial officer, is available at www.cadence.com/cadence/investor_relations.
Business Outlook
For fiscal year 2025, the company expects:
•Revenue in the range of $5.15 billion to $5.23 billion
•GAAP operating margin in the range of 30.25% to 31.25%
•Non-GAAP operating margin in the range of 43.25% to 44.25%
•GAAP diluted net income per share in the range of $4.21 to $4.31
•Non-GAAP diluted net income per share in the range of $6.73 to $6.83
The company utilizes a long-term projected non-GAAP tax rate, which reflects currently available information, as well as other factors and assumptions. The non-GAAP tax rate is subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in the company’s geographic earnings mix, or other changes to the company’s strategy or business operations. The company expects to use the current normalized non-GAAP tax rate through fiscal 2025 but will re-evaluate this rate periodically for significant items that may materially affect its projections.
Reconciliations of the financial results and business outlook from GAAP operating margin, GAAP net income and GAAP diluted net income per share to non-GAAP operating margin, non-GAAP net income and non-GAAP diluted net income per share, respectively, are included in this press release.

Business Highlights
•Semiconductor IP revenue grew 40% year-over-year in Q1 as it continued to benefit from market opportunities offered by AI, chiplet-based architectures, and foundry ecosystem buildout.
•Core EDA revenue grew 16% year-over-year in Q1. AI-driven Cadence Cerebrus continued its strong momentum with nearly 50 new logos in Q1 and more than 1,000 tapeouts to date. Cadence hardware products expanded their footprint with existing customers, especially top hyperscalers, while gaining notable competitive wins.
•At the GPU Technology Conference (GTC), Cadence announced an expanded partnership with NVIDIA on its latest Grace Blackwell architecture and a collaboration on developing full-stack agentic AI solutions using the new Llama Nemotron Reasoning Model.
•System Design and Analysis delivered over 50% year-over-year revenue growth in Q1, as Cadence’s AI-driven design optimization platforms integrated with its physics-based simulation solutions continued delivering superior results across multiple end-markets.

Audio Webcast Scheduled
Anirudh Devgan, president and chief executive officer, and John Wall, senior vice president and chief financial officer, will host the first quarter 2025 financial results audio webcast today, April 28, 2025, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting April 28, 2025 at 5 p.m. (Pacific) and ending June 16, 2025 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/cadence/investor_relations.
About Cadence
Cadence is a market leader in AI and digital twins, pioneering the application of computational software to accelerate innovation in the engineering design of silicon to systems. Our design solutions, based on Cadence’s Intelligent System Design™ strategy, are essential for the world’s leading semiconductor and systems companies to build their next-generation products from chips to full electromechanical systems that serve a wide range of markets, including hyperscale computing, mobile communications, automotive, aerospace, industrial, life sciences and robotics. In 2024, Cadence was recognized by the Wall Street Journal as one of the world’s top 100 best-managed companies. Cadence solutions offer limitless opportunities—learn more at www.cadence.com.

© 2025 Cadence Design Systems, Inc. All rights reserved worldwide. Cadence, the Cadence logo and the other Cadence marks found at www.cadence.com/go/trademarks are trademarks or registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.

This press release contains forward-looking statements, including Cadence's outlook on future operating results, financial condition, strategic objectives, business model and prospects, technology and product developments, backlog, industry trends, market growth, pending transactions and other statements using words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “will,” and words of similar import and the negatives thereof. Forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, and which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements, including, among others: (i) Cadence’s ability to compete successfully in the highly competitive industries in which it operates and realize the benefits of its investments in research and development, including opportunities presented by AI; (ii) the success of Cadence’s efforts to maintain and improve operational efficiency and growth; (iii) the mix of products and services sold, the timing of orders and deliveries and the ability to develop, install or deliver Cadence’s products or services; (iv) changes in customer demands or supply constraints that could result in delays in purchases, development, installations or deliveries of Cadence’s products or services, including those resulting from consolidation, restructurings and other operational efficiency improvements of Cadence’s customers; (v) economic, geopolitical and industry conditions, including export controls, tariffs, other trade restrictions and other government regulations, as well as rising tensions and armed conflicts around the world; (vi) changes in tax laws, interest rate and currency exchange rate fluctuations, inflation rates, Cadence’s increased debt levels and obligations and Cadence’s ability to access capital and debt markets in the future; (vii) legislative or regulatory requirements; (viii) Cadence’s pending acquisitions of Secure-IC and Arm's Artisan foundation IP business, each of which remains subject to certain closing conditions including receipt of regulatory approvals, the acquisition of other companies, businesses or technologies or the failure to successfully integrate and operate them; (ix) potential harm caused by compromises in cybersecurity and cybersecurity attacks; (x) capital expenditure requirements and events that affect cash flow, liquidity or reserves, or estimates Cadence may take from time to time with respect to accounts receivable, taxes and tax examinations, litigation, regulatory or other matters; (xi) the effects of any litigation, regulatory, tax or other proceedings to which Cadence is or may become a party or to which Cadence or its products, services, technologies or properties are subject; and (xii) Cadence’s ability to successfully meet any environmental, social and governance targets and practices. In addition, the timing and amount of Cadence’s repurchases of its common stock are subject to business and market conditions, corporate and regulatory requirements, stock price, acquisition opportunities and other factors.
For a detailed discussion of these and other cautionary statements related to Cadence’s business, please refer to Cadence’s filings with the U.S. Securities and Exchange Commission, including its most recent report on Form 10-K, subsequent reports on Form 10-Q and future filings.
All forward-looking statements in this press release are based on management's expectations as of the date of this press release and, except as required by law, Cadence disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

GAAP to Non-GAAP Reconciliation

Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles, or GAAP. Investors are encouraged to review the reconciliation of non-GAAP measures contained within this press release with their most directly comparable GAAP results. Investors are also encouraged to look at the GAAP results as the best measure of financial performance.

To supplement Cadence’s financial results presented on a GAAP basis, Cadence management uses non-GAAP measures that it believes are helpful in understanding Cadence’s performance. One such measure is non-GAAP net income, which is a financial measure not calculated under GAAP. Non-GAAP net income is calculated by Cadence management by taking GAAP net income and excluding, as applicable, amortization of intangible assets, stock-based compensation expense, acquisition and integration-related costs including retention expenses, income or expenses related to investments, divestitures and Cadence’s non-qualified deferred compensation plan, restructuring and other significant items not directly related to Cadence’s core business operations, and the income tax effect of non-GAAP pre-tax adjustments.

Cadence management uses non-GAAP net income because it excludes items that are generally not directly related to the performance of Cadence’s core business operations and therefore provides supplemental information to Cadence management and investors regarding the performance of the business operations, facilitates comparisons to the historical operating results and allows the review of Cadence's business from the same perspective as Cadence management, including forecasting and budgeting.
The following tables reconcile the specific items excluded from GAAP operating margin, GAAP net income and GAAP net income per diluted share in the calculation of non-GAAP operating margin, non-GAAP net income and non-GAAP net income per diluted share for the periods shown below:

Operating Margin Reconciliation	Three Months Ended
	March 31, 2025	March 31, 2024
	(unaudited)
GAAP operating margin as a percent of total revenue	29.1%	24.8%
Reconciling items to non-GAAP operating margin as a percent of total revenue:
Stock-based compensation expense	8.7%	8.7%
Amortization of acquired intangibles	2.0%	1.7%
Acquisition and integration-related costs	1.8%	2.2%
Restructuring	0.0%	0.0%
Non-qualified deferred compensation expenses (credits)	(0.1)%	0.4%
Special charges	0.2%	0.0%
Non-GAAP operating margin as a percent of total revenue	41.7%	37.8%

Net Income Reconciliation	Three Months Ended
	March 31, 2025	March 31, 2024
(in thousands)	(unaudited)
Net income on a GAAP basis	$273,579	$247,643
Stock-based compensation expense	107,613	88,129
Amortization of acquired intangibles	25,416	16,755
Acquisition and integration-related costs	23,105	22,086
Restructuring	(109)	280
Non-qualified deferred compensation expenses (credits)	(1,573)	4,588
Special charges	1,988	—
Other income or expense related to investments, divestitures and non-qualified deferred compensation plan assets	3,332	(59,986)
Income tax effect of non-GAAP adjustments	(2,939)	(613)
Net income on a non-GAAP basis	$430,412	$318,882

Diluted Net Income Per Share Reconciliation	Three Months Ended
	March 31, 2025	March 31, 2024
(in thousands, except per share data)	(unaudited)
Diluted net income per share on a GAAP basis	$1.00	$0.91
Stock-based compensation expense	0.39	0.32
Amortization of acquired intangibles	0.09	0.06
Acquisition and integration-related costs	0.09	0.08
Restructuring	—	—
Non-qualified deferred compensation expenses (credits)	(0.01)	0.02
Special charges	0.01	—
Other income or expense related to investments, divestitures and non-qualified deferred compensation plan assets	0.01	(0.22)
Income tax effect of non-GAAP adjustments	(0.01)	—
Diluted net income per share on a non-GAAP basis	$1.57	$1.17
Shares used in calculation of diluted net income per share	273,631	273,544

For more information, please contact:
Cadence Investor Relations
408-944-7100
investor_relations@cadence.com
Cadence Newsroom
408-944-7039
newsroom@cadence.com

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
March 31, 2025 and December 31, 2024
(In thousands)
(Unaudited)

	March 31, 2025	December 31, 2024
Current assets:
Cash and cash equivalents	$2,777,674	$2,644,030
Receivables, net	580,887	680,460
Inventories	225,621	257,711
Prepaid expenses and other	413,905	433,878
Total current assets	3,998,087	4,016,079
Property, plant and equipment, net	466,322	458,200
Goodwill	2,419,717	2,378,671
Acquired intangibles, net	584,228	594,734
Deferred taxes	986,191	982,057
Other assets	558,941	544,741
Total assets	$9,013,486	$8,974,482
Current liabilities:
Accounts payable and accrued liabilities	$570,197	$632,692
Current portion of deferred revenue	730,570	737,413
Total current liabilities	1,300,767	1,370,105
Long-term liabilities:
Long-term portion of deferred revenue	110,702	115,168
Long-term debt	2,477,159	2,476,183
Other long-term liabilities	348,601	339,448
Total long-term liabilities	2,936,462	2,930,799
Stockholders’ equity	4,776,257	4,673,578
Total liabilities and stockholders’ equity	$9,013,486	$8,974,482

Cadence Design Systems, Inc.
Condensed Consolidated Income Statements
For the Three Months Ended March 31, 2025 and March 31, 2024
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31, 2025	March 31, 2024
Revenue:
Product and maintenance	$1,110,850	$913,385
Services	131,516	95,718
Total revenue	1,242,366	1,009,103
Costs and expenses:
Cost of product and maintenance	116,672	75,395
Cost of services	50,461	49,802
Marketing and sales	202,700	180,589
Research and development	439,102	378,958
General and administrative	63,098	68,716
Amortization of acquired intangibles	8,922	5,407
Restructuring	(109)	280
Total costs and expenses	880,846	759,147
Income from operations	361,520	249,956
Interest expense	(29,118)	(8,692)
Other income, net	23,290	68,779
Income before provision for income taxes	355,692	310,043
Provision for income taxes	82,113	62,400
Net income	$273,579	$247,643
Net income per share - basic	$1.01	$0.92
Net income per share - diluted	$1.00	$0.91
Weighted average common shares outstanding - basic	271,973	269,606
Weighted average common shares outstanding - diluted	273,631	273,544

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Three Months Ended March 31, 2025 and March 31, 2024
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2025	March 31, 2024
Cash and cash equivalents at beginning of period	$2,644,030	$1,008,152
Cash flows from operating activities:
Net income	273,579	247,643
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	52,916	39,556
Stock-based compensation	107,613	88,129
(Gain) loss on divestitures and investments, net	1,791	(55,394)
Deferred income taxes	(1,861)	(1,523)
ROU asset amortization and change in operating lease liabilities	(1,446)	(917)
Other non-cash items	862	556
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	102,136	102,991
Inventories	15,018	(10,689)
Prepaid expenses and other	10,316	(15,073)
Other assets	12,237	(7,535)
Accounts payable and accrued liabilities	(69,621)	(117,291)
Deferred revenue	(14,377)	(23,941)
Other long-term liabilities	(2,142)	6,720
Net cash provided by operating activities	487,021	253,232
Cash flows from investing activities:
Purchases of investments	(11,469)	(2,095)
Proceeds from the sale and maturity of investments	1,246	43,377
Proceeds from the sale of IP and other assets	11,500	—
Purchases of property, plant and equipment	(23,061)	(49,601)
Cash paid in business combinations, net of cash acquired	—	(71,450)
Net cash used for investing activities	(21,784)	(79,769)
Cash flows from financing activities:
Proceeds from issuance of common stock	76,789	116,725
Stock received for payment of employee taxes on vesting of restricted stock	(72,566)	(151,123)
Payments for repurchases of common stock	(350,007)	(125,006)
Net cash used for financing activities	(345,784)	(159,404)
Effect of exchange rate changes on cash and cash equivalents	14,191	(9,793)
Increase in cash and cash equivalents	133,644	4,266
Cash and cash equivalents at end of period	$2,777,674	$1,012,418

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2024					2025
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1
Americas	46%	49%	50%	49%	49%	48%
China	12%	12%	13%	13%	12%	11%
Other Asia	20%	19%	17%	17%	18%	19%
Europe, Middle East and Africa	17%	14%	14%	15%	15%	16%
Japan	5%	6%	6%	6%	6%	6%
Total	100%	100%	100%	100%	100%	100%

Revenue Mix by Product Category (% of Total Revenue)

	2024					2025
PRODUCT CATEGORY	Q1	Q2	Q3	Q4	Year	Q1
Core EDA	76%	73%	70%	68%	71%	71%
Semiconductor IP	12%	13%	14%	13%	13%	14%
System Design and Analysis	12%	14%	16%	19%	16%	15%
Total	100%	100%	100%	100%	100%	100%

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Operating Margin
As of April 28, 2025
(Unaudited)

	Three Months Ending June 30, 2025	Year Ending December 31, 2025
	Forecast	Forecast
GAAP operating margin as a percent of total revenue	27.5% - 28.5%	30.25% - 31.25%
Reconciling items to non-GAAP operating margin as a percent of total revenue:
Stock-based compensation expense	10%	9%
Amortization of acquired intangibles	2%	2%
Acquisition and integration-related costs	2%	2%
Non-GAAP operating margin as a percent of total revenue†	41.5% - 42.5%	43.25% - 44.25%

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share
As of April 28, 2025
(Unaudited)

	Three Months Ending June 30, 2025	Year Ending December 31, 2025
	Forecast	Forecast
Diluted net income per share on a GAAP basis	$0.89 to $0.95	$4.21 to $4.31
Stock-based compensation expense	0.45	1.70
Amortization of acquired intangibles	0.09	0.36
Acquisition and integration-related costs	0.09	0.31
Non-qualified deferred compensation credits	—	(0.01)
Special charges	—	0.01
Other income or expense related to investments, divestitures and non-qualified deferred compensation plan assets	—	0.01
Income tax effect of non-GAAP adjustments	0.03	0.14
Diluted net income per share on a non-GAAP basis†	$1.55 to $1.61	$6.73 to $6.83

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Net Income
As of April 28, 2025
(Unaudited)

	Three Months Ending June 30, 2025	Year Ending December 31, 2025
($ in millions)	Forecast	Forecast
Net income on a GAAP basis	$242 to $259	$1,154 to $1,181
Stock-based compensation expense	123	466
Amortization of acquired intangibles	25	98
Acquisition and integration-related costs	25	86
Non-qualified deferred compensation credits	—	(2)
Special charges	—	2
Other income or expense related to investments, divestitures and non-qualified deferred compensation plan assets	—	3
Income tax effect of non-GAAP adjustments	7	37
Net income on a non-GAAP basis†	$422 to $439	$1,844 to $1,871

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.